                                                                    EXHIBIT 99.2




                              INVESTMENT AGREEMENT

         This Investment Agreement (this "Agreement"), dated as of October 7, 2002, and shall be effective as of the Closing Date, is made by and among Daleen Technologies, Inc., a Delaware corporation (the "Company"), Behrman Capital II, L.P., a Delaware limited partnership ("Behrman"), and Strategic Entrepreneur Fund II, L.P., a Delaware limited partnership ("SEF"), and the investors who now or hereafter become signatories to this Agreement (each, including Behrman and SEF, an "Investor" and collectively the "Investors"; together with the Company, the "Parties").

         A. As an inducement for the Company to enter into that certain Asset Purchase Agreement (in the form attached as Exhibit A hereto, the "Purchase Agreement") among the Company, Daleen Solutions, Inc., a Delaware corporation ("Acquisition Sub"), and Abiliti Solutions, Inc., a Missouri corporation ("Abiliti"), the Investors have agreed to execute and deliver this Agreement and to make the Investment (as defined in the Purchase Agreement) pursuant to the terms and conditions set forth herein, and simultaneously with the execution and delivery of this Agreement, the Company is entering into and delivering the Purchase Agreement, pursuant to which Acquisition Sub shall purchase substantially all of the assets of Abiliti (the "Purchase").

         B. It is a condition to the closing of the Purchase under the Purchase Agreement (the "Acquisition Closing") that Behrman and SEF irrevocably commit to invest an aggregate of at least $5,015,000 (the "Investment Amount") into the Company immediately prior to and contingent upon the Acquisition Closing. The amount of the investment to be made by Behrman and SEF may be reduced if and to the extent that other current stockholders of the Company become Investors hereunder between the date hereof and Closing, provided, that the aggregate Investment Amount shall in no event be less than $5,015,000.

         C. Each Investor desires to purchase, and the Company desires to sell to each Investor, shares of the Daleen Series F Preferred Stock, par value $0.01 per share (the "Series F Preferred Stock"), shares of the Common Stock of the Company, par value $0.01 per share (the "Common Stock"), warrants to purchase additional shares of Common Stock at an exercise price of $0.9060 per share substantially in the form of Exhibit B hereto (the "Warrants") and warrants to purchase additional shares of Common Stock at an exercise price of $0.17 per share substantially in the form of Exhibit C hereto (the "Additional Warrants"; and, collectively with the Series F Preferred Stock, the Common Stock, and the Warrants, the "Investment Consideration"), upon the terms and subject to the conditions set forth in this Agreement.

         Accordingly, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and in the Purchase Agreement, the undersigned, intending to be legally bound, agree as follows:



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         1.       Sale of Investment Consideration.

                  (a) Sale to Behrman Investors. Subject to the other provisions of this Agreement, the Company shall issue and sell to Behrman and SEF (the "Behrman Investors"), and the Behrman Investors shall purchase from the Company, in the respective amounts set forth below the name of each Behrman Investor on the signature pages to this Agreement, the Investment Consideration for an aggregate amount no less than $5,100,000, as described on Exhibit D (subject to the reduction of such amounts pursuant to the following paragraph
(b)), payable by wire transfer of immediately available funds at the Closing (as defined in Section 2 below).

                  (b) Sale to Other Investors. Prior to the date hereof, Abiliti shall have given written notice to each holder of Abiliti common stock and preferred stock that is an "accredited investor" as defined by Rule 501 of Regulation D, as promulgated under the Securities Act of 1933, as amended (the "Securities Act") of the sale to the Behrman Investors contemplated by the preceding paragraph. If any such Abiliti Shareholder indicates an interest in participating in the Investment (each, an "Interested Shareholder"), the aggregate number of shares to be purchased by the Behrman Investors shall be reduced by the aggregate number of shares to be sold to such Interested Shareholders, and each such Interested Shareholder shall be required to become a party to this Agreement by executing and delivering a counterpart signature page hereto.

         2. Closing. The closing of the purchase and sale of the Investment Consideration to the Investors pursuant to this Agreement (the "Closing") shall take place at the offices of Morris, Manning & Martin, LLP, 1600 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326 at 9:00 a.m. (local time), on the Closing Date, immediately prior to and conditioned upon the Acquisition Closing (it being understood that the Investors shall be under no obligation to close the Investment contemplated hereby until such time as the conditions precedent set forth in Section 5 hereof, including, without limitation, Section 5.1(d), shall have been satisfied or waived (as set forth in Section 5.1)). At the Closing, the Company shall deliver to each Investor a certificate or certificates in definitive form representing the respective number of shares of Series F Preferred Stock, Common Stock, Warrants and Additional Warrants being purchased by such Investor under this Agreement, against payment to the Company of the purchase price for the Consideration. The date and time of such Closing is hereinafter referred to as the "Investment Closing Date."

         3. Representations and Warranties of the Company. The Company represents and warrants to each Investor that:

                  3.1 Certain Defined Terms. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (a)      "Applicable Law" means all applicable Legal
Requirements and Orders, including, without limitation, all applicable rules and regulations of any self-regulatory organization.



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

                           (b)      "Company Business" means providing billing
and customer care software solutions to communication service providers, retailers and distributors of digital media and technology solutions providers, including related professional consulting services, training, maintenance, support and third party software fulfillment.

                           (c)      "Company Registration Statement" means the
registration statement on Form S-3 to be filed by the Company pursuant to the Registration Rights Agreement.

                           (d)      "Company Special Meeting" means the special
meeting of the stockholders of the Company to consider the transactions contemplated by this Agreement, the Purchase Agreement and the Contemplated Transactions.

                           (e)      "Consents" means any approvals, consents,
ratifications, waivers or other authorizations (including Governmental Authorizations).

                           (f)      "Contract" means, in respect of any Person,
any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license agreement, instrument, obligation or commitment (whether written or oral and whether express or implied), to which such Person is a party or by which it or any of its assets is bound.

                           (g)      "Encumbrance" means any charge, claim,
community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership other than restrictions on transfer under federal or state securities laws.

                           (h)      "GAAP" means generally accepted United
States accounting principles, applied on a consistent basis.

                           (i)      "Governmental Authorization" means any
approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                           (j)      "Governmental Body" means any governmental
agency, branch, department, official or entity in any court or other tribunal, and any self-regulatory organization.

                           (k)      "Knowledge" means (a) with respect to a
natural Person, the actual knowledge of such Person; or (b) with respect to any other Person, the actual knowledge of such Person's executive officers.

                           (l)      "Legal Requirement" means any federal,
state, local, municipal, foreign, international, multi-national, or other administrative order, constitution, law, ordinance, principal of common law, regulation, statute or treaty, or any rule or regulation of any Governmental Body.



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

                           (m)      "Material Adverse Effect" means a material
adverse effect on the Company and its subsidiaries or on the business operations, assets or financial condition of the Company and its subsidiaries, taken as a whole, or on the ability of the Company to consummate the Contemplated Transactions.

                           (n)      "Order" means any award, decision,
injunction, judgment or order, by any agency or other Governmental Body or by any arbitrator.

                           (o)      "Ordinary Course of Business" means an
action will be considered to have taken place in the Ordinary Course of Business if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal operations of such Person.

                           (p)      "Party" or "Parties" means a Party or the
Parties to this Agreement.

                           (q)      "Person" means any individual, corporation
(including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or other Governmental Body.

                           (r)      "Proceeding" means any action, arbitration,
audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, or investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                           (s)      "Proxy Statement" means the proxy statement,
in definitive form, relating to the Company Special Meeting.

                           (t)      "Registration Rights Agreement" has the
meaning ascribed thereto in the Purchase Agreement.

                           (u)      "Taxes" means any federal, state, local or
foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Body.

                  3.2.     Organization and Good Standing.

                           (a)      Schedule 3.2 contains a complete and
accurate list of the jurisdictions of incorporation of the Company, DSI, Inc., a wholly-owned subsidiary of the Company ("Daleen Sub"), and Acquisition Sub and of the other jurisdictions in which each is authorized to do business. Daleen is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use its assets, and to perform all its obligations under any Contract to which the Company is a party. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on the Company. Daleen Sub is a newly formed, wholly-owned subsidiary of Daleen formed for the sole purpose of consummating the Contemplated Transactions (as defined in the Purchase Agreement), and Acquisition Sub is a newly formed, wholly-owned subsidiary of Daleen Sub formed for the sole purpose of consummating the Contemplated Transactions. Neither Daleen Sub nor Acquisition Sub has conducted any business other than as expressly set forth in or contemplated by this Agreement.

                           (b)      The Company has made available to the
Investors true and correct copies of the articles or certificate of incorporation and bylaws of the Company, Daleen Sub and Acquisition Sub (the "Company Organizational Documents"), and has made available the minute books and stock records of each, each as currently in effect, provided that minutes related to discussions about the transactions contemplated by this Agreement, the Purchase Agreement and the Contemplated Transactions and other business combinations or strategic transactions have not been made available.

                           (c)      Except as set forth on Schedule 3.2(c)
hereto, the Company has no direct or indirect subsidiaries or investments in any other corporations or businesses.

                           (d)      For purposes of this Agreement, "Company
Assets" means all of the assets of the Company or any of its subsidiaries.

                  3.3.     Authority; No Conflict.

                           (a)      The Company has full corporate power and
authority to execute and deliver this Agreement and to perform its respective obligations under this Agreement. This Agreement constitutes the legal, valid, and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon the execution and delivery by the Company and Acquisition Sub of the Daleen Closing Documents (as defined below), the Daleen Closing Documents will constitute the legal, valid, and binding obligations of the Company and Acquisition Sub, enforceable against the Company and Acquisition Sub in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). As used in this Agreement, the "Daleen Closing Documents" means each agreement, certificate or other instrument required to be executed and delivered at Closing by the Company or Acquisition Sub pursuant to Section 9.7 of the Purchase Agreement.

                           (b)      Except as set forth in Schedule 3.3, neither
the execution and delivery of this Agreement nor the consummation or performance by the Company or Acquisition Sub of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                                    (i)      Contravene, conflict with, or
result in a violation of (A) any provision of the Daleen Organizational Documents; or (B) any resolution adopted by the directors or shareholders of the Company, Daleen Sub or Acquisition Sub;

                                    (ii)     Contravene, conflict with, or
result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Applicable Law to which the Company, Daleen Sub, Acquisition Sub or any of the Company Assets may be subject;

                                    (iii)    Contravene, conflict with, or
result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify any Governmental Authorization that is held by the Company or that otherwise relates to the Company Business or any of the Company Assets;

                                    (iv)     cause the Company to become subject
to, or to become liable for the payment of, any Taxes;

                                    (v)      Contravene, conflict with, or
result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Daleen Material Contract (as defined in Section 5.17(a) of the Purchase Agreement) to which the Company is a party or to which it or the Company Assets are bound; or

                                    (vi)     Result in the imposition or
creation of any material Encumbrance upon or with respect to any of the Company Assets.

                           (c)      Except as set forth in Schedule 3.3, neither
the Company, Daleen Sub, Acquisition Sub nor any subsidiary of Daleen will be required to give notice or obtain any Consents from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                  3.4.     Capitalization of the Company and Acquisition Sub.

                           (a)      As of the date hereof, the authorized
capital stock of the Company consists of (i) two hundred million (200,000,000) shares of Common Stock, $0.01 par value per share, of which twenty-two million nine hundred eighty-four thousand two hundred seventy-two (22,984,272) shares are issued and outstanding as of the date hereof; and (ii) twenty-one million eight hundred seventy-seven thousand two hundred thirty-six (21,877,236) shares of Preferred Stock, $0.01 par value per share, of which (A) three million (3,000,000) shares are designated as Series A Convertible Preferred Stock (with no shares issued and outstanding); (B) one million two hundred fifty thousand (1,250,000) shares are designated as Series B Convertible Preferred Stock (with no shares issued and outstanding); (C) one million two hundred twenty-two thousand two hundred twenty-two (1,222,222) shares are designated as Series C Convertible Preferred Stock (with no shares issued and outstanding); (D) four million two hundred twenty-one thousand eight hundred forty-six (4,221,846) shares are designated as Series D Convertible Preferred Stock (with no shares issued and outstanding); (E) six hundred eighty-six thousand five hundred fifty-three (686,553) shares are designated as Series D-1 Convertible Preferred Stock (with no shares issued and outstanding); (F) one million four hundred ninety-six thousand six hundred fifteen (1,496,615) shares are designated as Series E Convertible Preferred Stock (with no shares issued and outstanding); and (G) three hundred fifty-six thousand nine hundred fifty (356,950) shares are designated as Series F Preferred Stock (with two hundred thirty-one thousand three hundred sixty-two (231,362) shares issued and outstanding as of the date hereof). Upon consummation of the transactions contemplated by this Agreement, the shares of Common Stock and Series F Preferred Stock to be issued to the Investors under this Agreement will be duly authorized, validly issued and fully paid and non-assessable. Except as disclosed on Schedule 3.4, (A) there are no stock appreciation rights, options, warrants, conversion privileges or pre-emptive or other rights or agreements outstanding to purchase or otherwise acquire any Common Stock, Series F Preferred Stock or other securities of the Company; (B) there are no options, warrants, conversion privileges or pre-emptive or other rights or agreements to which the Company is a party involving the purchase or other acquisition of any securities of any other Person; (C) there is no liability for dividends accrued, but unpaid; and (D) there are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of the Company's outstanding securities.

                           (b)      The Company owns, beneficially and of
record, all of the issued and outstanding shares of capital stock of Daleen Sub. Daleen Sub owns, beneficially and of record, all of the issued and outstanding shares of capital stock of Acquisition Sub.

                           (c)      As of Closing, the authorized capital stock
of the Company shall be as set forth in an amended and restated certificate of incorporation of the Company in substantially the form attached as Exhibit F to the Purchase Agreement.

                  3.5. SEC Reports; Financial Statements. The Company has delivered or made available to the Investors its Annual Report on Form 10-K for the year ended December 31, 2001 (the "Company Form 10-K"), and all statements and other documents filed by the Company with the SEC since the date of filing the Daleen Form 10-K (all such documents collectively, the "SEC Reports") complied in all material respects with Applicable Laws and did not as of the date thereof contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company's financial statements (including, in each case, any related notes) included in the SEC Reports fairly presents the consolidated financial condition and the results of operations, changes in shareholders' equity, and cash flow of the Company as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the last audited statement); the financial statements referred to in this Section 3.5 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Company and its subsidiaries are required by GAAP to be included in the financial statements of the Company. The balance sheet of the Company at June 30, 2002 included in its Quarterly Report on Form 10-Q for the quarter then ended is referred to in this Agreement as the "Company Balance Sheet."


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                  3.6.     No Undisclosed Liabilities. The Company and its
subsidiaries have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise), except for (a) liabilities or obligations reflected or reserved against in the Company Balance Sheet or specifically disclosed in the notes thereto; (b) current liabilities or obligations incurred in the Ordinary Course of Business since the date of the Company Balance Sheet; (c) liabilities or obligations under this Agreement or the Purchase Agreement, set forth in disclosure schedules delivered by the Company in connection herewith or therewith or set forth in any Contract described in such disclosure schedules; and (d) any other liabilities or obligations that are neither individually nor in the aggregate with all such liabilities and obligations material to the Company or the Company Business.

                  3.7.     No Material Adverse Effect. Except as set forth on
Schedule 3.7, since the date of the Company Balance Sheet, there has not been any action, event, omission or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect on the Company, and no event has occurred or circumstance exists that would reasonably be expected to result in such a Material Adverse Effect on the Company, except such changes as may result from general economic conditions in each of the markets served by the Company, matters affecting the industry as a whole, and possible adverse changes resulting, directly or indirectly, from the existence of this Agreement, the Purchase Agreement and the Contemplated Transactions.

                  3.8. Compliance With Legal Requirements; Governmental Authorizations.

                           (a)      Except as set forth in Schedule 3.8(a):

                                    (i)      The Company and its subsidiaries
are each in compliance in all material respects with each Legal Requirement that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                                    (ii)     To the Company's Knowledge, no
event has occurred or circumstance exists that (with or without notice or lapse of time) would reasonably be expected to constitute or result in a violation by the Company or any of its subsidiaries of, or a failure on the part of the Company or any of its subsidiaries to comply with, any Legal Requirement; and

                                    (iii)    Neither the Company nor any of its
subsidiaries has received, at any time since January 1, 2000, any notice from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement.

                           (b)      Schedule  3.8(b)  contains a complete and
accurate list of each material Governmental Authorization that is held by the Company and its subsidiaries or that otherwise relates to the Company Business or any Company Asset. Each Governmental Authorization listed or required to be listed in Schedule 3.8(b) is valid and in full force and effect. Except as set forth in Schedule 3.8(b):

                                    (i)      The Company and its subsidiaries
are in compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.8(b);


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

                                    (ii)     To the Company's Knowledge, no
event has occurred or circumstance exists that would reasonably be expected to (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization; and

                                    (iii)    The Company and its subsidiaries
have not received, at any time since January 1, 2000, any notice from any Governmental Body regarding any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization.

                  3.9.     Legal Proceedings; Orders.

                           (a)      Except as set forth in Schedule 3.9, there
is no pending Proceeding to which the Company or any subsidiary of the Company is a party or to which the Company Assets are subject, (i) that, except for individual claims of less than $25,000.00, has been commenced by or against the Company or any subsidiary of the Company or that could impair the Company's use of any of the Company Assets; or (ii) that challenges or would reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of the Company and except as set forth on Schedule 3.9, (A) no such Proceeding has been threatened and (B) no event has occurred or circumstance exists that would reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding.

                           (b)      Except as set forth in Schedule 3.9, (i)
there is no material Order to which the Company, any subsidiary of the Company or any of the Company Assets is subject; (ii) neither the Company nor any subsidiary of the Company is subject to any material Order that relates to the Company Business or any of the Company Assets; and (iii) to the Knowledge of the Company, no Executive Officer, director or key employee of the Company or its subsidiaries is subject to any Order that prohibits such officer, director or key employee from engaging in or continuing any conduct, activity, or practice relating to the Company Business.

                           (c)      Except as set forth in Schedule 3.9, (i) the
Company and its subsidiaries are, and at all times since January 1, 2000 have been, in full compliance with all of the terms and requirements of each Order to which any of them, or any of the Company Assets, is or has been subject; (ii) no event has occurred or circumstance exists that would reasonably be expected to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, any subsidiary of the Company, or any of the Company Assets owned, is subject; and (iii) neither the Company nor any Company subsidiary has received, at any time since January 1, 2000, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, any Company subsidiary, or any of the Company Assets, is or has been subject.

                  3.10. Disclosure. The representations and warranties of the Company in this Agreement and the Purchase Agreement and the disclosure schedules to be delivered by the Company in connection herewith and therewith do not, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. To the Knowledge of the Company and except as set forth in Schedule 3.10, no fact exists that has specific application to the Company Business (other than general economic or industry conditions, and possible adverse changes resulting directly or indirectly from the existence of this Agreement, the Purchase Agreement or the Contemplated Transactions) which the Company reasonably expects would have a Material Adverse Effect on Daleen that has not been set forth in this Agreement, the Purchase Agreement or the disclosure schedules delivered by the Company herewith or therewith.

                  3.11. Brokers or Finders. Except as disclosed on Schedule 3.11, the Company has not retained any broker, finder of comparable agent in respect of transactions of the type contemplated by this Agreement and has not incurred, except to the extent set forth on Schedule 3.11, any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                  3.12. Proxy Statement. None of the information supplied or to be supplied by or on behalf of the Company for inclusion in (a) the Company Registration Statements will, at the time the respective the Company Registration Statement is filed with the Securities and Exchange Commission (the "SEC"), at any time such form is amended or supplemented, or at the time such form becomes effective under the Securities Act, contain or incorporate by reference any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they are made, not misleading; or (b) the Proxy Statement will, at the time the Proxy Statement is filed with the SEC, at any time that it is amended or supplemented, or at the time it is mailed to the holders of the Company's Common Stock and Series F Preferred Stock (collectively, the "Company Capital Stock") and at the time of the special meeting of the stockholders of the Company to consider the transactions contemplated by this Agreement, the Purchase Agreement and the Contemplated Transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they are made, not misleading.

                  3.13     Eligibility to Use Form S-3. Except as set forth on
Schedule 3.13, the Company is eligible to use Forms S-3 for the registration of its securities under the Securities Act which are offered in transactions involving secondary offerings for the account of a Person other than the Company.

         4. Representations and Warranties of the Investors. Each Investor hereunder, severally and not jointly, represents and warrants to the Company as follows:

                  4.1. Finders. No broker's, finder's or any similar fee has been or shall be incurred by or on behalf of the Investor in connection with the origin, negotiation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. Investor acknowledges that a fee of $650,000 shall be paid by the Company to Behrman Brothers, L.P. subsequent to Closing in connection with the transactions contemplated hereby and by the Purchase Agreement (such fee to be in addition to the $25,000 reimbursement contemplated by Section 8.11 hereof).

                  4.2.     Investment Representations.

                           (a)      The Investor understands that the shares of
Series F Preferred Stock and any shares of Common Stock issuable upon conversion thereof, the shares of Common Stock, the Warrants, the Additional Warrants and the shares of Common Stock issuable upon exercise of the Warrants and the Additional Warrants, have not been registered under the Securities Act, or any state or foreign securities act and are being issued to the Investor by reason of specific exemptions under the provisions thereof that depend in part upon the other representations and warranties made by the Investor in this Agreement.

                           (b)      The Investor understands that the shares of
Series F Preferred Stock and any shares of Common Stock issued on conversion thereof, the Common Stock, the Warrants, the Additional Warrants and the shares of Common Stock issuable upon exercise thereof, are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission promulgated thereunder provide in substance that the Investor may dispose of shares of Series F Preferred Stock, the shares of Common Stock issuable upon conversion thereof, the shares of Common Stock, the Warrants, the Additional Warrants and the shares of Common Stock issuable upon exercise thereof, only pursuant to an effective registration statement under the Securities Act or an exemption from registration, if available.

                           (c)      The Investor is acquiring the Investment
Consideration for investment only and not with a view to, or in connection with, any resale or distribution of any of the Investment Consideration. The Investor has no present intention of making any sale, assignment, pledge, gift, transfer or other disposition of its Investment Consideration or any interest therein.

                           (d)      Except as set forth in Section 4.1 hereof,
no Investor has received, paid or given, directly or indirectly, any commission or remuneration for or on account of any sale, or the solicitation of any sale, of the Investment Consideration.

                           (e)      The Investor is an "accredited investor" as
such term is defined in Rule 501 under Regulation D promulgated under the Securities Act and was not organized for the specific purpose of acquiring the Investment Consideration.

                           (f)      The Investor has sufficient Knowledge and
experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Investment Consideration and it is able financially to bear the risks thereof.

                           (g)      The Investor has had an opportunity to
discuss the Company's business, management, and financial affairs with the Company's executive officers. The Investor has also had an opportunity to ask questions and receive answers from the executive officers of the Company concerning the terms and conditions of the offering of the Series F Preferred Stock, the Common Stock, the Warrants and the Additional Warrants and to obtain the information it believes necessary or appropriate to evaluate the suitability of an investment in the Series F Preferred Stock, the Common Stock, the Warrants and the Additional Warrants.

                  4.3. Organization; Authority; Enforceability. The Investor has full power and authority to enter into this Agreement and to perform fully its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The Investor has the funds, or access to the funds, necessary to perform fully its obligations hereunder. The execution and delivery of this Agreement and the performance by the Investor of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Investor. This Agreement is a valid and binding obligation of the Investor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and transfer, reorganization, receivership, moratorium, and other similar laws affecting the rights and remedies of creditors generally and to the general principles of equity. The execution, delivery and performance of this Agreement by the Investor, and the consummation of the transactions contemplated hereby, will not result in a material breach or material default under any organizational document, agreement, instrument or other document by which the Investor is bound or otherwise violate any instrument, judgment, decree, order, statute, rule or regulation by which Investor is bound.

         5.       Conditions to Closing.

                  5.1. Conditions to Each Investor's Obligations. The obligations of each Investor to consummate the Closing shall be subject to the fulfillment and satisfaction, at or prior to the Closing, or the written waiver thereof, of the following conditions:

                           (a)      Representations and Warranties; Covenants.
The representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects on and as of the date of this Agreement. The Company shall have complied in all material respects with all covenants contained in this Agreement. The Company shall have delivered to each Investor purchasing in such Closing a certificate dated as of the Investment Closing Date and signed by the Chief Executive Officer of the Company to the foregoing effect and to the effect that all of the conditions in this
Section 5.1 have been satisfied.

                           (b)      No Injunction. No injunction or restraining
order shall be in effect or overtly threatened in writing that restrains or prohibits the consummation of the transactions contemplated hereby or that would materially limit or materially and adversely affect an Investor's ownership of the Investment Consideration and no proceedings for such purpose shall be pending, and no federal, state, local or foreign law, rule or regulation shall have been enacted that prohibits, restricts or delays in any material respect the consummation of the transactions contemplated hereby. All authorizations, approvals or permits of any governmental authority or regulatory body of the United States or any state that are required in connection with the lawful issuance and sale of Series F Preferred Stock, the Common Stock, the Warrants and the Additional Warrants pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                           (c)      Securities Law Compliance. The issuance of
the shares of Series F Preferred Stock, the Common Stock, the Warrants and the Additional Warrants shall be in compliance in all material respects with all applicable United States federal and state securities laws.

                           (d)      Conditions to Purchase. All conditions to
the consummation of the Purchase shall have been satisfied (or waived by the appropriate party therein), except for those conditions which could be satisfied only by a delivery at the Acquisition Closing.

                           (e)      Certified Documents. The Company's Secretary
shall have executed and delivered to the Investors purchasing in such Closing a certificate certifying the resolutions of the directors and stockholders of the Company, as appropriate, with respect to the transactions contemplated by this Agreement.

                           (f)      Stock Certificates. The Company shall have
issued to each Investor duly authorized and executed certificate evidencing the shares of Series F Preferred Stock, Common Stock, Warrants and Additional Warrants being purchased by each such Investor hereunder.

                           (g)      Voting Agreements. Each of HarbourVest
Partners V--Direct Fund L.P., HarbourVest Partner VI--Direct Fund L.P. and Abiliti shall have entered into a voting agreement (or voting agreements) pursuant to which each agrees with Behrman to vote its shares of the Company's capital stock in favor of the Directors designated by Behrman at the Company's 2003 annual meeting (as described in Section 8.1), in substantially the form attached hereto as Exhibit E.

                           (h)      Representations and Warranties. The
representations and warranties of the Company set forth in Sections 3.2, 3.3 and
3.4 (with respect to the representations set forth in Section 3.4, as the same may be modified to reflect the transactions permitted by Section 6.1) shall be true and correct as of the Investment Closing Date, with the same force and effect as if made as of the Investment Closing Date.

                  5.2.     Conditions to Company's Obligations. The
Company's obligation to consummate the Closing shall be subject to the fulfillment and satisfaction, at or prior to the Closing, of the written waiver thereof, of the following conditions:

                           (a)      Representations and Warranties; Covenants.
The representations and warranties of each Investor contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement. Each Investor shall have complied in all material respects with all covenants contained herein to be complied with by such Investor at or prior to the Investment Closing Date;

                           (b)      Payment of Purchase Price. The Company shall
have received payment for the shares of Series F Preferred Stock, the Common Stock, the Warrants and the Additional Warrants purchased by each Investor, in an aggregate amount not less than $5,015,000, by wire transfer in immediately available funds at the Closing; and

                           (c)      Stockholder Approval. This Agreement, the
transactions contemplated herein, the Purchase Agreement, the Daleen Closing Documents and the Contemplated Transactions (as such terms are defined in the Purchase Agreement), including certain amendments to the Company's certificate of incorporation to increase the number of authorized shares of Series F Preferred Stock and such other amendments as may be necessary to consummate the Purchase and the Investment, shall have been approved by the stockholders of Daleen in accordance with all Applicable Law and its certificate of incorporation and bylaws.

         6.       Certain Covenants.

                  6.1 Capitalization of Daleen. Except as otherwise expressly permitted by this Agreement or the Purchase Agreement, between the date of this Agreement and the Investment Closing Date, Daleen will not, without the prior written consent of the Behrman Investors, which will not be unreasonably withheld, take any action that would result in the following:

                           (a)      a dividend to the holders of Daleen Capital
Stock (as defined in the Purchase Agreement) or issue additional shares of Daleen Capital Stock except as may be required by Daleen (i) under the terms of options granted pursuant to the Daleen 2001 Broad-Based Stock Incentive Plan and/or the Daleen Amended and Restated 1999 Stock Incentive Plan (as such terms are defined in the Purchase Agreement); or (ii) pursuant to warrants or other convertible securities that have been granted on or before the date hereof; or

                           (b)      other than (i) as permitted in Section
6.1(a) above, (ii) as set forth in the Purchase Agreement (including the schedules thereto), or (iii) in connection with a reverse stock split in respect of which Daleen is obligated to pay an aggregate of $50,000 or less in respect of fractional shares, a change in Daleen's authorized or issued capital stock; the grant of any stock option or right to purchase shares of capital stock of Daleen; issuance of any security convertible into such capital stock; the grant of any registration rights; purchase, redemption, retirement, or other acquisition by Daleen of any shares of any such capital stock; or the declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock.

                  6.2 Representations and Warranties; Covenants Performed; Officer's Certificate. At the Closing, Daleen shall deliver to the Investors a certificate (which certificate may be combined with the certificate to be delivered pursuant to Section 5.1(a)) duly executed by an authorized officer of Daleen confirming that (a) the representations and warranties of Daleen set forth in Sections 3.2, 3.3 and 3.4 (with respect to the representations set forth in Section 3.4, as the same may be modified to reflect the transactions permitted by Section 6.1) are true and correct as of the Investment Closing Date, with the same force and effect as if made as of the Investment Closing Date, and (b) all the covenants contained in this Agreement to be complied with by Daleen on or before the Investment Closing Date have been complied with.

         7.       Survival of Representations and Warranties; Indemnification.

                  (a) Survival. The representations and warranties of the Company and the Investors made in or pursuant to this Agreement shall survive the Closing until (subject to the last sentence of this Section 7(a)) the first anniversary of the Investment Closing Date; provided, however, that except as otherwise provided in Section 6.2, such representations and warranties need only be accurate as of the date of this Agreement. Any representation or warranty that is the subject of a claim or dispute asserted in writing prior to the expiration of the applicable of the above stated period shall survive with respect to such claim or dispute until the final resolution thereof.

                  (b) Indemnification by the Company. Subject to the limitations set forth in this Section 6, the Company will indemnify and hold harmless the Investors and their respective directors, officers, employees, agents and affiliates (collectively, the "Investor Indemnified Persons") for, and will pay to the Investor Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, in each case net of insurance recoveries, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                           (i)      Any Breach (as defined in Section 7(b)(iii))
of any representation or warranty made by the Company in this Agreement or the disclosure schedules to this Agreement; or

                           (ii)     Any Breach by the Company of any covenant,
agreement or obligation of the Company in this Agreement.

                           (iii)    As used herein, the term "Breach" shall mean
(A) in respect of any representation or warranty, such representation or warranty being untrue when made, and (B) in respect of any covenant, agreement or obligation, a breach of such covenant, agreement or obligation.

                  (c) Time Limitations. If the Closing occurs, no Indemnifying Person (as defined in Section 7(e)) will have any liability for indemnification under this Section 7 unless on or before the date that is one year after the Closing Date, an Indemnified Person shall notify in writing the respective Indemnifying Person of a claim specifying the factual basis of the claim in reasonable detail to the extent then known.

                  (d)      Limitations on Amount.

                           (i)      The Company will have no liability for
indemnification with respect to the matters described in Section 7(b) until the total of all Damages with respect to such matters, in the aggregate, exceeds an initial aggregate amount equal to $250,000 (the "Deductible"), at which time the Company shall be obligated for indemnification of all Damages in excess of the Deductible, subject to the maximum liability for Damages set forth in Section 7(d)(ii).

                           (ii)     The sole remedy of any Investor Indemnified
Party in respect of any claim for indemnification or reimbursement of Damages under this Agreement shall be pursuant to this Section 7, and the Company's maximum liability for Damages with respect to claims for indemnification under
Section 7(b) of this Agreement shall be limited to and shall not exceed, in the aggregate for all such claims, $1,000,000 (the "Cap"); provided, however, that nothing in this paragraph (ii) shall limit in any way any Party's remedies against any Person in respect of any fraud or willful misrepresentation by such Person in connection with this Agreement.

                  (e)      Procedure for Indemnification - Third Party Claims.

                           (i)      Promptly after receipt by an Investor
Indemnified Person of notice of the commencement of any Proceeding against it, such Investor Indemnified Person will, if a claim is to be made against the Company, give notice to the Company of the commencement of such claim. The failure of an Investor Indemnified Person to provide notice as specified in the preceding sentence will not relieve the Company (herein, the "Indemnifying Person") of any liability that they may have to any Investor Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such action is prejudiced by the Investor Indemnified Person's failure to give such notice.

                           (ii)     If any Proceeding referred to in Section
7(e)(i) is brought against an Investor Indemnified Person and it gives notice as provided therein of the commencement of such Proceeding, the Indemnifying Person will, unless the claim involves Taxes, be entitled to participate and, to the extent that it wishes (unless (A) the Indemnifying Person also is party to such Proceeding and the Investor Indemnified Person determines in good faith that joint representation would be inappropriate; or (B) the Indemnifying Person fails to provide reasonable assurance to the Investor Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the Investor Indemnified Person and, after notice from the Indemnifying Person to the Investor Indemnified Person of the Indemnifying Person's election to assume the defense of such Proceeding, the Indemnifying

Person will not, as long as it diligently conducts such defense, be liable to the Investor Indemnified Person under this Section 7 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Investor Indemnified Person in connection with the defense of such Proceeding. If the Indemnifying Person assumes the defense of a Proceeding, (I) no compromise or settlement of such claims may be effected by the Indemnifying Person without the Investor Indemnified Person's consent unless (x) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Investor Indemnified Person; and (y) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (II) the Investor Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to the Indemnifying Person of the commencement of any Proceeding and the Indemnifying Person does not, within ten
(10) days after the Investor Indemnified Person's notice is given, give notice to the Investor Indemnified Person of its election to assume the defense of such Proceeding, the Indemnifying Person will be bound by any determination made in such Proceeding or, with the consent of the Indemnifying Person (which will not be unreasonably withheld), any compromise or settlement effected by the Investor Indemnified Person.

                           (iii)    Notwithstanding the foregoing, if an
Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnifying Person will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (g) Procedure for Indemnification - Other Claims. A claim by an Indemnified Person for indemnification for any matter not involving a third-party claim may be asserted by written notice to the Indemnifying Person.

         8.       Miscellaneous.

                  8.1.     Board of Directors; Officers.

                           (a)      Effective at the Investment Closing Date,
the Board of Directors of the Company shall consist of seven (7) directors (the "Directors"), of whom four (4) Directors shall have been duly appointed by the Company, one (1) shall be the Chief Executive Officer of the Company, and two
(2) Directors shall have been duly appointed by Behrman. Immediately prior to the Closing Date, any Directors of the Company not included among the four (4) Directors appointed by the Company shall resign and the Company and its Directors shall take all action prior to the Closing Date (including obtaining all necessary stockholder approvals) so that at the Closing Date the Board of Directors of the Company shall be as set forth on Schedule 8.1 hereto. At the annual meeting of Daleen's stockholders to be held in 2003, Daleen shall, or shall cause its nominating committee to, (i) nominate the two Directors designated by Behrman to serve for an additional term of at least two years and
(ii) nominate the Director designated by HarbourVest Partners V--Direct Fund L.P., HarbourVest Partner VI--Direct Fund L.P. Effective at the Closing Date, James Daleen shall serve as Chairman of the Board of the Company and Gordon D. Quick shall serve as Chief Executive Officer and President of the Company.

                           (b)      Concurrently with the execution of this
Agreement, the Company and each of Gordon D. Quick, William McCausland and Roland Espinosa have executed a legal, valid, binding and enforceable Employment Agreement substantially in the form attached hereto as Exhibits F, G and H, respectively, which shall become effective immediately after the Closing.

                  8.2. Construction. As used in this Agreement, unless the context otherwise requires: (a) references to "Section" are to a section of this Agreement; (b) all "Exhibits" referred to in this Agreement are to Exhibits attached to this Agreement and are incorporated into this Agreement by reference and made a part of this Agreement; (c) "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; and (d) the headings of the various sections and other subdivisions of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Agreement.

                  8.3. Termination. This Agreement shall terminate only upon the termination of the Purchase Agreement pursuant to its terms. In the event of termination because of the termination of the Purchase Agreement pursuant to its terms, this Agreement shall become null and void and have no further force or effect, with no liability on the part of the Company or the Investors, or their respective directors, officers, agents or shareholders, with respect to this Agreement; provided, however, that, if such termination shall result from the willful failure of any Party to fulfill a condition to the performance of the obligations of another Party, or from a willful breach of any covenant or agreement contained in this Agreement, such Party shall be fully liable for damages incurred or sustained as a result thereof.

                  8.4. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the documents referred to herein and therein, together with any confidentiality agreement entered into by and between the Company and any Investor, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof, and no other agreements, warranties, representations or covenants regarding the subject matter hereof or thereof shall be of any force of effect unless in writing, executed by the Party to be bound thereby and dated on or after the date hereof. Except with respect to the Company's obligation to nominate the Director designated by HarbourVest Partners V--Direct Fund L.P., HarbourVest Partner VI--Direct Fund L.P. pursuant to
Section 8.1(a), this Agreement is not intended to confer upon any Person other than the Parties hereto any rights or remedies.

                  8.5. Notices. Any and all notices or other communications or deliveries provided for or permitted hereunder shall be made in writing and shall be deemed to have been duly given or made for all purposes if sent by hand-delivery, registered first-class mail, facsimile, or courier guaranteeing overnight delivery, as follows:

                           (a)      if to the Company, to:

                                    Daleen Technologies, Inc.
                                    902 Clint Moore Road
                                    Boca Raton, Florida 33487
                                    Attention:  Chief Executive Officer
                                    Facsimile No.  (561) 999-8080

                                    with a copy to:

                                    Morris, Manning & Martin, L.L.P.
                                    1600 Atlanta Financial Center
                                    3343 Peachtree Road, N.E.
                                    Atlanta, Georgia  30326
                                    Attention:  David M. Calhoun, Esq.
                                    Facsimile No. (404) 365-9532

                           (b)      if to any Investor, to the address as set
forth opposite such Investor's name on Exhibit D hereto;

or at such other address or facsimile number as any Party specifies by notice given to the other Parties in accordance with this Section 8.5.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if faxed; and on the next business day, if timely delivered to a courier guaranteeing overnight delivery.

                  8.6. Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended and any terms hereof may be waived only by a written instrument signed by the Parties hereto or, in the case of a waiver, by the Party waiving compliance with such terms.

                  8.7. Counterparts. This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                  8.8. Governing Law; Severability. This Agreement shall be governed by, construed, and enforced in accordance with the internal laws of the State of Delaware. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement shall nevertheless continue in full force and effect.

                  8.9. Assignment. This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors. This Agreement and all rights and obligations hereunder shall not be assignable by any Party without the prior written consent of the other Parties.

                  8.10. Waiver of Jury Trial. THE PARTIES IRREVOCABLY WAIVE ANY AND ALL RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE ARISING FROM OR RELATING TO THIS AGREEMENT AND THE SCHEDULES HERETO OR OTHERWISE ARISING FROM OR RELATING TO THE INVESTMENT. THE PARTIES ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

                  8.11. Expenses. Each Party will be responsible for its own costs and expenses, including legal fees, costs, and expenses; provided, however, that the Company shall reimburse Behrman Brothers, L.P. for $25,000, representing the costs and expenses of the Investors and of Behrman Brothers, L.P. in connection with the transactions contemplated by this Agreement and the Purchase Agreement.

                  8.12. Submission to Jurisdiction. Each Party to this Agreement (a) hereby irrevocably submits itself and consents to the jurisdiction of the United States District Court for the State of Delaware located in Wilmington or the state courts of the State of Delaware located in Wilmington, for the purpose of any suit, action, or other proceeding in connection with this Agreement or to enforce a resolution, settlement, order or award made regarding this Agreement, (b) hereby irrevocably waives the right to commence any suit, action or other proceeding in connection with this Agreement in any other jurisdiction (including any foreign jurisdiction) that might otherwise be available by reason of their presence or other circumstances in connection with this Agreement, and (c) to the extent permitted by applicable law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court or that the suit, action or proceeding is improper.

                  8.13. Certain Understandings. This Agreement does not constitute a partnership or joint venture among the Parties.

                  8.14. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such Party is entitled.

                  8.15. Specific Performance. The Parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties agree that each Party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court permissible in accordance with Section 8.12 hereof, such right being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed on the date and year first above written.


                           BEHRMAN CAPITAL II, L.P.

                           By:  Behrman Brothers, LLC
                           its General Partner


                           By: /s/ William M. Matthes
                              --------------------------------------------------
                               William M. Matthes,
                               Managing Member

                           Shares to be purchased:
                               10,845,090 shares of Common Stock
                               114,133 shares of Series F Preferred Stock
                               Warrants to purchase 5,590,272 shares of
                                   Common Stock
                               Additional Warrants to purchase 493,311 shares
                                   of Common Stock

                           STRATEGIC ENTREPRENEUR FUND II, L.P.


                           By: /s/ William M. Matthes
                              --------------------------------------------------
                               William M. Matthes,
                               General Partner

                           Shares to be purchased:
                               147,046 shares of Common Stock
                               1,548 shares of Series F Preferred Stock
                               Warrants to purchase 75,797 shares of
                                   Common Stock
                               Additional Warrants to purchase 6,689 shares
                                   of Common Stock

                           DALEEN TECHNOLOGIES, INC.

                           By: /s/ James Daleen
                              --------------------------------------------------
                           Its: President and Chief Executive Officer
                               -------------------------------------------------